NEWS RELEASE

The Hartford Appoints Priscilla Almodovar To Its Board of Directors

HARTFORD, Conn., Aug. 11, 2026 – The Hartford announced that Priscilla Almodovar, former president and CEO of Fannie Mae, has been elected to the company’s Board of Directors, effective Sept. 1. She will serve on the board’s Finance, Investment and Risk Management Committee, as well as the Audit Committee.

“Priscilla is an accomplished executive with deep expertise in financial services, capital management, enterprise risk management and governance,” said The Hartford’s Chairman and CEO Christopher Swift. “Her experience leading large, complex organizations and overseeing significant transformation initiatives will bring valuable perspective to our board as we continue to execute our strategy and create long-term value for our shareholders.”

As president and CEO of Fannie Mae, Almodovar led one of the world’s largest financial institutions, overseeing a business supporting approximately $4.1 trillion in mortgages and employing more than 10,000 people. During her tenure, she advanced a strategic transformation focused on financial performance, operational excellence, technology modernization and risk management. Almodovar also strengthened the company’s commercial and financial discipline by establishing its first post-financial-crisis return-on-equity target and embedding risk-adjusted capital allocation practices across the organization.

Prior to joining Fannie Mae, Almodovar served as CEO of Enterprise Community Partners where she brought together separate businesses and leadership structures into a single integrated one-enterprise platform. Before Enterprise Community Partners, she held several senior leadership positions at JPMorgan Chase, including managing director and co-head of Real Estate Banking. Earlier in her career, Almodovar served as president and CEO of the New York State Housing Finance Agency and was a partner at the global law firm White & Case.

Almodovar currently serves on the boards of Realty Income Corp. and Fifth Third Bancorp. She earned a juris doctor from Columbia Law School and a bachelor’s degree from Hofstra University.

About The Hartford
The Hartford is a leader in property and casualty insurance and employee benefits. By anticipating challenges and reducing risks our customers face, the company helps people and businesses thrive with confidence. Built on a foundation of trust, The Hartford is committed to

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strong performance, exceptional customer experiences and bold innovation, hallmarks of its sustained success since 1810.

The Hartford Insurance Group, Inc., (NYSE: HIG) operates through its subsidiaries under the brand name, The Hartford, and is headquartered in Hartford, Connecticut. More information on the company and its financial performance is available on its website. For additional details, please read The Hartford’s legal notice.

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Some of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include those discussed in our 2025 Annual Report on Form 10-K, subsequent Quarterly Reports on Forms 10-Q, and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of the date issued.

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© 2026 The Hartford. Classification: Highly Restricted for use by authorized individuals only. No part of this document may be reproduced, published, or used without the permission of The Hartford.